Power of Attorney


         We the undersigned officers and Trustees of Memorial Funds (the "Trust"), do hereby severally constitute and appoint Carl C. Peterson, Paul B. Ordonio and Charles W. Lutter, Jr., each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below, the initial and any amendment to the Registration Statement of the Trust on Form N1-A to be filed with the Securities and Exchange Commission and to take such further action in respect thereto as they, in their sole discretion, deem necessary to enable the Trust to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all documents related to said amendment to the Registration Statement.

         IN WITNESS WHEREOF, we have hereunto set out hands on the dates indicated below.

Signature                                Title                      Date


By: /s/ Carl Clayton Peterson            President and             May 23, 2006
    ----------------------------         Trustee
    Carl Clayton Peterson


By: /s/ Larry Joe Anderson               Trustee                   May 23, 2006
    ----------------------------
    Larry Joe Anderson


By: /s/ Brian Joseph Green               Trustee                   May 23, 2006
    ----------------------------
    Brian Joseph Green


By: /s/ Charles Michael Kinard           Trustee                   May 23, 2006
    ----------------------------
    Charles Michael Kinard